Exhibit 99.1

EUCRATES BIOMEDICAL ACQUISITION CORPORATION

BALANCE SHEET
OCTOBER 27, 2020

	October 27, 2020	Pro Forma Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$711,200	$—	$711,200
Prepaid expenses and other current assets	520,400	—	520,400
Total Current Assets	1,231,600	—	1,231,600

Cash held in Trust Account	100,000,000	4,796,260	104,796,260
Total Assets	$101,231,600	$4,796,260	$106,027,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$2,140	$—	$2,140
Accrued offering costs	114,610	—	114,610
Total Current Liabilities	116,714	—	116,714

Deferred underwriting fee payable	3,500,000	167,869	3,667,869
Total Liabilities	3,616,714	167,869	3,784,583

Commitments and Contingencies

Ordinary shares subject to possible redemption, 9,261,488 and 9,724,327 shares at redemption value, respectively	92,614,880	4,628,390	97,243,270

Stockholders’ Equity
Ordinary shares, no par value; unlimited shares authorized; 3,963,512 and 3,734,798 shares issued and outstanding (excluding 9,261,488 and 9,724,327 shares subject to possible redemption), respectively	5,004,938	1	5,004,939
Accumulated deficit	(4,932)	—	(4,932)
Total Shareholders’ Equity	5,000,006	1	5,000,007
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$101,231,600	$4,796,260	$106,027,860